September 28, 2021

MSS Series Trust

8000 Town Center Drive, Suite 400

Broadview Heights, OH 44147

Re: MSS Series Trust, File Nos. 333-135714 and 811-21927

Dear Sir/Madam:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 58 to the MSS Series Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 66 to the Registration Statement (the "Amendment"). We also consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP

THOMPSON HINE LLP

AJD